UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland OH	(440) 449-9600	44124-4069
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

On March 29, 2022, Hyster-Yale Materials Handling, Inc. (the “Company”) commenced mailing its Annual Report to Stockholders for the year ended December 31, 2021. The letter to the Company’s stockholders from Alfred M. Rankin, Jr., the Chairman and Chief Executive Officer of the Company, and Rajiv K. Prasad, the President of the Company, as well as certain other information contained in the Annual Report to Stockholders for the year ended December 31, 2021, is attached as Exhibit 99 to this Current Report on Form 8-K.

The information set forth in Item 2.02 of this Current Report on Form 8-K and the information attached hereto are being furnished by the Company pursuant to Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements Disclaimer

The statements contained in “Exhibit 99 attached to this Current Report on Form 8-K” that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) delays in delivery and other supply chain disruptions, or increases in costs as a result of inflation or otherwise, including materials and transportation costs and shortages, the imposition of tariffs, or the renewal of tariff exclusions, on raw materials or sourced products, and labor, or changes in or unavailability of quality suppliers or transporters, including the impacts of the foregoing risks on the Company’s liquidity, (2) the duration and severity of the COVID-19 pandemic, any preventive or protective actions taken by governmental authorities, and any unfavorable effects of the COVID-19 pandemic on either the Company’s or its suppliers plants’ capabilities to produce and ship products, (3) delays in manufacturing and delivery schedules, (4) customer acceptance of pricing, (5) the ability of Hyster-Yale and its dealers, suppliers and end-users to access credit in the current economic environment, or obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (6) further impairment charges or charges due to valuation allowances, (7) reduction in demand for lift trucks, attachments and related aftermarket parts and service on a global basis, including any reduction in demand as a result of a COVID-19 triggered economic recession, (8) exchange rate fluctuations, interest rate volatility and monetary policies and other changes in the regulatory climate in the countries in which the Company operates and/or sells products, (9) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (10) the successful commercialization of Nuvera’s technology, (11) the political and economic uncertainties in the countries where the Company does business, (12) bankruptcy of or loss of major dealers, retail customers or suppliers, (13) customer acceptance of, changes in the costs of, or delays in the development of new products, (14) introduction of new products by, or more favorable product pricing offered by, competitors, (15) product liability or other litigation, warranty claims or returns of products, (16) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation, and (17) unfavorable effects of geopolitical and legislative developments on global operations, including without limitation the entry into new trade agreements and the imposition of tariffs and/or economic sanctions.

Item 9.01	Financial Statements and Exhibits.

As described in Item 2.02 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits

99	Portions of the Hyster-Yale Materials Handling, Inc. Annual Report to Stockholders for the year ended December 31, 2021, first mailed to stockholders on March 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022		HYSTER-YALE MATERIALS HANDLING, INC.

	By:	/s/ Kenneth C. Schilling
	Name:	Kenneth C. Schilling
	Title:	Senior Vice President and Chief Financial Officer